SECURITIES AND EXCHANGE COMMISSION
			   Washington, D.C.  20549

				   FORM 8-K

				CURRENT REPORT

		     PURSUANT TO SECTION 13 OR 15(d) OF THE

			SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):  March 31, 1995


			   TRIAD SYSTEMS CORPORATION
			   -------------------------
	   (Exact Name of Registrant as Specified in its Charter)


	 DELAWARE                    0-9505            94-2160013
	 --------                    ------            ----------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)     Identification  No.)


	3055 Triad Drive, Livermore, CA                    94550
	-------------------------------                    -----
(Address of principal executive offices)               (Zip Code)


				(510) 449-0606
				--------------
			Registrant's telephone number,
			       including area code


				      N/A
				      ---
		       (Former Name or Former Address,
			  if Changed Since Last Report)







Item 5.  Other Events.

    On March 31, 1995, Triad Systems Corporation (the "Registrant") effected an exchange ("Exchange") of all of the outstanding units ("Units") (consisting of 1,000,000 shares of the Registrant's Senior Cumulative Convertible Preferred Stock and associated Warrants to purchase 3.5 million shares of the Registrant's Common Stock par value $.001 held by entities affiliated with Richard C. Blum & Associates, L.P. for an aggregate of $10,000,000 and 2,222,222 shares of Registrant's Common Stock. Following the Exchange on March 31, 1995, entities affiliated with Richard C. Blum & Associates, L.P. hold approximately 13% of Registrant's Common Stock. Richard C. Blum will continue to serve on Registrant's Board of Directors. In connection with the Exchange, the holders of the units agreed to Rule 144(e) restrictions under the Securities Act of 1933 on transfers relating to the shares of Common Stock received in the Exchange. On the date of the Exchange, the Registrant also paid to holders of the Units accrued and unpaid dividends through the date of closing, amounting in the aggregate to $200,000.

    The Registrant obtained the consent of holders of its Senior
Fixed Rate Notes and Senior Floating Rate Notes to the Exchange;
modified certain covenants under its indentures governing those respective debt instruments to provide the Company with additional flexibility; and modified the mandatory redemption schedule under the Senior Floating Rate Notes. Registrant also obtained the consent of Comerica Bank-California to the Exchange and increased the line of credit with such bank.

    The description of the transactions contained herein are qualified in their entirety by reference to the Exchange Agreement between the Registrant and the holders of the Units, the Consent Agreements with the holders of the Senior Fixed Rate Notes and the Senior Floating Rate Notes, respectively, the related First Supplemental Indentures, the Amendment to Revolving Credit Loan Agreement and Consent, and the Amended Senior Floating Rate Notes, each of which is attached as an exhibit hereto and is hereby incorporated by reference herein.

    The Registrant effected the Exchange in order to reduce future dividend obligations and reduce the uncertainty relating to the warrants for
3.5 million shares of the Registrant's Common Stock outstanding prior to the Exchange. A copy of the press release announcing the completion of the Exchange is attached hereto as Exhibit 8 and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

  Exhibit No.    Description
  -----------    -----------
      1          Exchange Agreement and Second Amendment to
		 Unit Purchase Agreement by and among Triad Systems
		 Corporation, Richard C. Blum & Associates, L.P.
		 and certain holders dated March 31, 1995.

	2        Consent Agreement between Triad Systems
		 Corporation and certain holders of the Fixed Rate
		 Notes dated March 31, 1995.

	3        Consent Agreement between Triad Systems
		 Corporation and the holder of the Floating Rate
		 Notes dated March 31, 1995.

	4        First Supplemental Indenture between Triad
		 Systems Corporation and BankAmerica National Trust Company dated March 31, 1995.

	5        First Supplemental Indenture between Triad
		 Systems Corporation and Chase Manhattan Bank N.A.
		 dated March 31, 1995.

	6 Amendment No. Three to Revolving Credit Loan Agreement and Consent (to Exchange Agreement) between Triad Systems Corporation, Triad Systems Financial Corporation and Comerica Bank-California dated March 31, 1995.

	7 Triad Systems Corporation Amended Senior Floating Rate Note Due 1997 dated March 31, 1995.

	8        Press Release dated March 31, 1995.




			       SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



    Date:   May 10, 1995           TRIAD SYSTEMS CORPORATION
					    (Registrant)



				   By: /s/STANLEY F. MARQUIS
				       ---------------------
					Stanley F. Marquis
					Vice President, Finance,
					Chief Financial Officer and
					Treasurer



				Index to Exhibits

								Sequentially
								  Numbered
Exhibit Number   Description                                       Page
- --------------   -----------                                       ----
	1        Exchange Agreement and Second Amendment
		 to Unit Purchase Agreement by and among
		 Triad Systems Corporation,
		 Richard C. Blum & Associates, L.P. and
		 certain holders dated March 31, 1995.

	2        Consent Agreement between Triad Systems
		 Corporation and certain holders of the
		 Fixed Rate Notes dated March 31, 1995.

	3        Consent Agreement between Triad Systems
		 Corporation and the holder of the
		 Floating Rate Notes dated March 31, 1995.

	4        First Supplemental Indenture between
		 Triad Systems Corporation and
		 BankAmerica National Trust Company dated
		 March 31, 1995.

	5        First Supplemental Indenture between
		 Triad Systems Corporation and Chase
		 Manhattan Bank N.A. dated March 31, 1995.

	6 Amendment No. Three to Revolving Credit Loan Agreement and Consent (to Exchange Agreement) between Triad Systems Corporation, Triad Systems Financial Corporation and Comerica Bank-California dated March 31, 1995.

	7        Triad Systems Corporation Amended Senior
		 Floating Rate Note Due 1997 dated
		 March 31, 1995.

	8        Press Release dated March 31, 1995.





				 Exhibit 1


			     EXCHANGE AGREEMENT
				    AND
			      SECOND AMENDMENT
				     TO
			   UNIT PURCHASE AGREEMENT


	THIS EXCHANGE AGREEMENT AND SECOND AMENDMENT TO UNIT PURCHASE AGREEMENT ( the " Exchange Agreement") is made as of this 31st day of March, 1995 by and among TRIAD SYSTEMS CORPORATION, a Delaware corporation (the "Company"), and RICHARD C. BLUM & ASSOCIATES, L.P., a California limited partnership ("RCBA") (fka RICHARD C. BLUM & ASSOCIATES, INC, a California corporation), and the following named purchasers managed or advised by RCBA: THE COMMON FUND; BK CAPITAL PARTNERS IV, L.P.; BK CAPITAL PARTNERS III, L.P.; and BK CAPITAL PARTNERS II, L.P. (each a "Purchaser" and collectively, "Purchasers").

	WHEREAS, the Company, RCBA and the Purchasers entered into that certain Unit Purchase Agreement dated as of July 2, 1992 ("Unit Purchase Agreement") under which terms the Purchasers purchased and the Company sold in the aggregate 1,000,000 units ("Units"), with each unit consisting of one share of the Company's Senior Cumulative Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), plus a warrant ("Warrant") to purchase 3.5 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), in consideration of the aggregate sum of $20,000,000; and

	WHEREAS, the Company, RCBA and the Purchasers entered into that certain First Amendment To Unit Purchase Agreement dated as of August 3, 1992 amending some of the terms of the Unit Purchase Agreement ("First Amendment"); and

	WHEREAS, the Company, RCBA and the Purchasers now desire to enter into an Exchange Agreement pursuant to which the Purchasers will surrender and exchange all Units of Preferred Stock and Warrants for the consideration described below, and to amend certain covenants under the Unit Purchase Agreement as described below.

	NOW THEREFORE, in consideration of the mutual agreements herein, the parties hereto agree as follows:


				    ARTICLE 1

			Surrender and Exchange of Units

	Section 1.1 Surrender and Exchange of Units. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Exchange Closing provided for in Section 1.2 hereof, the Purchasers shall each surrender and deliver to the Company all outstanding Units held by the Purchasers (such Units are set forth opposite the respective Purchaser's name on Exhibit A-1 hereto) (amounting to an aggregate of 1,000,000 Units, comprised of 1,000,000 shares of Preferred Stock and 3,500,000 Warrants) in exchange for the following (the "Exchange Consideration"): (i) the Company will remit to the Purchasers a cash payment ("Exchange Payment") equal to the amount set forth opposite the respective Purchaser's name on Exhibit A-1 (amounting in the aggregate to $10,000,000); (ii) the Company will remit to the Purchasers an additional sum of money ("Accrued Dividends") equal to the amount set forth opposite the respective Purchaser's name on Exhibit A-2 (representing the accrued and unpaid dividends payable on the Preferred Stock through March 31, 1995 and amounting in the aggregate to $200,000), and (iii) the Company will issue to each Purchaser, and each Purchaser shall acquire from the Company, that number of shares of the Company's common stock ("New Shares") set forth opposite the respective Purchaser's name on Exhibit A-1 (amounting in the aggregate to 2,222,222 shares of the Company's common stock).

	Section 1.2    Exchange Closing.

	(a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the surrender of the Units hereunder in exchange for the Exchange Consideration (the "Exchange Closing") shall take place at the law offices of Orrick , Herrington & Sutcliffe, 400 Sansome Street,
San Francisco, California, at 12:01 A.M., on March 31, 1995, or such other time and place as is mutually agreed upon (the "Exchange Closing Date").

	(b) At the Exchange Closing: (i) Purchasers will surrender and deliver to Company all outstanding original Unit Certificates representing the Units described in Section 1.1 in full consideration of receipt of the New Shares, the Exchange Payment and the Accrued Dividends; (ii) the Company will deliver to Purchasers in full consideration for the surrendered Units, certificates representing the New Shares registered in the respective names and denominations prescribed by Purchasers and will deliver to the Purchasers immediately available funds, by bank check or wire transfer to such accounts as the Purchasers shall specify, in the amount of the Exchange Payment and the Accrued Dividend to be paid hereunder pursuant to Section 1.1.


				 ARTICLE 2

		  Representations and Warranties; Legends

	2.1 Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company represents and warrants to and agrees with each Purchaser, as of the date hereof and as of the Exchange Closing Date, as follows:

	(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

	(b) Authorization; No Conflicts; No Default. The Company has full corporate power and authority to enter into this Exchange Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Exchange Agreement and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors of the Company. No other corporate proceedings are necessary to authorize the execution, delivery and performance of this Exchange
Agreement and the transactions contemplated hereby and thereby. This
Exchange Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms. The execution, delivery and performance of this Exchange Agreement and the consummation of the transactions contemplated hereby and the compliance by the Company with any of the provisions hereof will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) any provision of the Certificate of Incorporation, bylaws or other governing instruments of the Company or the articles or certificate of incorporation, bylaws or other governing instrument of any subsidiary or (ii) any mortgage, note, indenture, deed of trust, lease, agreement, instrument, permit, concession, grant, franchise, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company, the Subsidiaries or their respective properties or assets, except for such conflicts, violations, breaches, defaults, terminations and accelerations which do not have, or could not be reasonably expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

	(c) Governmental Consents. No consent, approval, order or authorization of, registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with valid execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement, other than for filings required under the Securities Exchange Act of 1934.

	(d) Status of Securities. The Common Stock issued pursuant hereto will, when issued, be duly and validly issued, fully paid and nonassessable. The issuance of the Common Stock hereunder is not subject to preemptive rights of any stockholder of the Company.

	(e) Capitalization. As of March 15, 1995, the authorized capital of the Company consisted of (i) l,000,000 shares of preferred stock, par value $0.01 per share, all of which are issued and outstanding, and
(ii) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 14,351,364 are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable, and are not subject to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants, rights (including conversion and preemptive rights), or other agreements to purchase capital stock of the Company, except for an aggregate of 2,840,880 shares subject to options issued to officers, employees or directors of the Company, 587,000 shares available for issuance under the Company's employee stock purchase plan, and 3,500,000 Warrants issued to RCBA under the Unit Purchase Agreement.

	(f) SEC Reports. Since September 30, 1992, the Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the Securities and Exchange Commission ("SEC") under the Exchange Act. The Company has furnished Purchasers copies of its Annual Report on Form 10-K for the fiscal years ended September 30, 1992, 1993 and 1994 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (collectively, the "SEC Reports"), each as filed with the SEC. On the date of their respective filing none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

	The financial statements contained in the SEC Reports, including in each case the related notes, fairly present the financial position of the Company and its Subsidiaries as of respective dates of said balance sheets and the results of operations of the Company and its Subsidiaries for the respective periods covered by said statements of income and changes in financial position (subject, in the case of the unaudited statements, to routine year-end audit adjustments), and have been prepared in accordance with generally accepted accounting principles (except for the elimination of certain footnote information in the unaudited statements) consistently applied by the Company through the periods involved. There has been no change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole from that set forth in the balance sheet of the Company as of December 31, 1994 (the "Unaudited Balance Sheet") that would have a material adverse effect. Except as reflected in the financial statements contained in the SEC Reports and the notes thereto, the Company has no liabilities, absolute or contingent, material to the Company and its Subsidiaries taken as a whole, other than ordinary course liabilities incurred since December 31, 1994 in connection with the conduct of the business of the Company, consistent with past practices.

	(g) Actions Pending; Compliance with Law. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened by any private party, any public official or governmental authority, against the Company or any Subsidiary or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or which is reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are not in default in any material respect with respect to any judgment, order, writ, injunction, decree or award, and the business of the Company is presently being conducted so as to comply in all material respects with applicable federal, state and local governmental laws and regulations, all to the extent necessary to avoid any material adverse effect on the Company and its Subsidiaries taken as a whole.

	(h) Absence of Certain Changes. Except for transactions contemplated by this Agreement, since December 31, 1994 the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with prior practice, and there has not been (i) any change in the financial condition, results of operations, assets, liabilities or business of the Company and the Subsidiaries which has had, or may have, a material adverse effect on the Company and its Subsidiaries taken as a whole or (ii) any damage, destruction, theft or other casualty loss
(whether or not covered by insurance) which has had, or is likely to have, a material adverse effect on the Company and its Subsidiaries taken as a whole.

	(i) Disclosure. Neither this Agreement nor any certificate or disclosure statement delivered by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

	Section 2.2 Representations and Warranties of RCBA and The Purchasers. RCBA and each Purchaser severally as to its own affairs, and not jointly, represents and warrants to and agrees with the Company, as of the Exchange Closing Date, as follows:

	 (a)    Organization.   RCBA is a limited partnership duly organized
and validly existing under the laws of the State of California. RCBA has the requisite power and authority to enter into this Exchange Agreement and to carry out its obligations hereunder. Each of the Purchasers which is a corporation or a partnership is duly organized and validly existing under the laws of the jurisdiction of its organization. Each Purchaser has the requisite power and authority to enter into this Exchange Agreement and to carry out its obligations hereunder.

	 (b) Authorization. The execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action on behalf of RCBA and each Purchaser, and this Exchange Agreement constitutes the valid and legally binding obligation of RCBA and each Purchaser. At the Exchange Closing, RCBA will either (i) have a valid and binding advisory agreement which authorizes RCBA to enter into this Exchange Agreement on behalf of each Purchaser or (ii) will be the general partner of a Purchaser with full power and authority under a limited partnership agreement which authorizes RCBA to enter into this Agreement on behalf of each Purchaser.

	 (c) Governmental Consents. No consent, approval, order or authorization of, registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of RCBA or any Purchaser is required in connection with the valid execution and delivery of this Exchange Agreement and the consummation of the transactions contemplated by this Exchange Agreement other than for filings required under the Securities Exchange Act of 1934.

	Section 2.3    Transfer Restrictions.

	(a) So long as Purchasers or Subject Transferees (as defined in the Unit Purchase Agreement) have rights pursuant to Sections 3.4, 3.5 or
3.6 of the Unit Purchase Agreement, RCBA, each Purchaser and Subject Transferee shall be subject to the Company's insider trading policies, a copy of which has been previously provided in writing to RCBA.

	(b) Until March 31, 1996, RCBA and the Purchasers agree that sales or transfers of New Shares must be made in compliance with the volume limitations set forth in Rule 144(e) under the Securities Act of 1933, as amended, regardless of whether Rule 144 is otherwise applicable to the sale or transfer.

	Section 2.4 Legends. Each certificate representing the New Shares shall be endorsed with the legends set forth on Exhibit C.


				   ARTICLE 3

		      Amendments to Unit Purchase Agreement

	Section 3.1 Amendment. The parties agree that the Unit Purchase Agreement is hereby amended as follows:

	 (a) The provisions of Section 3.11 ("Restrictions on Transfer") of the Unit Purchase Agreement (as amended by the First Amendment) shall be deemed to apply to the New Shares issued at the Exchange Closing and to the holders of the New Shares, as if the New Shares had been issued on exercise of the Warrants, provided that the restrictions in Section 3.11 will not apply to sales of New Shares to the public made in reliance on Rule 144, and provided further that the term "twenty (20)" in paragraph 3.11(a)(ii) shall be amended to read "five (5)" and that the term "twenty-first (21st)" in paragraph 3.11(a)(iii) shall be amended to read "ninth (9th)" and finally that the term "ninety (90)" in paragraph 3.11(a)(iv) shall be amended to read "thirty (30)"; and

	 (b) Section 3.14 ("Restrictions on Distributions") of the Unit Purchase Agreement is hereby deleted in its entirety, effective as of the Exchange Closing.

	Section 3.2 Effect on Prior Agreement. Except as provided herein, the Unit Purchase Agreement and the First Amendment shall continue in full force and effect.


				 ARTICLE 4

				 Conditions

	Section 4.1 Conditions to Purchasers' Obligations. The obligations of Purchasers to exchange the Units for the New Shares at the Exchange
Closing are conditioned upon the satisfaction or waiver of each of the following conditions precedent:

	(a) Representations and Warranties. The representations and warranties of the Company contained in this Exchange Agreement shall be true and correct in all material respects on and as of the Exchange Closing Date with the same effect as though such representations and warranties had been made on and as of the Exchange Closing Date.

	(b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Exchange Agreement that are required to be performed or complied with by it on or before the Exchange Closing Date.

	(c) Compliance Certificate. The Company shall have delivered to Purchasers a certificate, dated the Exchange Closing Date, signed by its chief executive officer or chief financial officer, certifying that the conditions set forth in this Section 4.1 have been fulfilled and further stating that there has been no material adverse change in the business, prospects, operations, assets or financial condition of the Company since December 31, 1994.

	(d) Proceedings. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby shall have been duly and validly taken by the Company and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers and their counsel.

	(e)     No Adverse Action or Decision or Injunction.   There shall be
no action, suit, investigation or proceeding pending or threatened which
(i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Exchange Agreement or the issuance of the New Shares, or (ii) seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and thereby.

	(f) Opinion of Counsel. Purchasers shall have received from Patrick J. Kernan, Corporate Counsel of the Company, an opinion dated the Closing Date, substantially in the form of Exhibit D.

	Section 4.2 Conditions to the Company's Obligations. The obligation of the Company to exchange the Units for the New Shares and the payments of the amounts set forth in Paragraph 1.1 above at the Exchange Closing is subject to satisfaction or waiver of each of the following conditions precedent:

	(a) Representations and Warranties. The representations and warranties of RCBA and Purchasers contained in this Exchange Agreement shall be true and correct in all material respects on and as of the Exchange Closing Date with the same effect as though such representations and warranties had been made on and as of the Exchange Closing Date.

	(b) Performance. RCBA and Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Exchange Agreement that are required to be performed or complied with by them on or before the Exchange Closing Date.

	(c) Compliance Certificate. Purchasers shall have delivered to the Company a certificate, dated the Exchange Closing Date, certifying that the conditions set forth in this Section 4.2 have been satisfied.

	(d) Proceedings. All corporate and other proceedings to be taken by RCBA and Purchasers in connection with the transactions contemplated hereby shall have been duly and validly taken by RCBA and Purchasers and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel.

	(e) No Adverse Action or Decision or Injunction. There shall be no action, suit, investigation or proceeding pending or threatened which
(i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Exchange Agreement or the issuance of the New Shares, or (ii) seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and thereby.

	(f) Consents and Completion of Other Transactions. Simultaneously with or prior to the Exchange of the Units for the Exchange Consideration, the following entities will have given the Company consent to the transaction contemplated by this Exchange Agreement and have entered into amendments of the following agreements reasonably satisfactory to the
Company:


		(i)    U.S. Leasing- Senior Floating Rate Note Indenture;

		(ii)   Majority of Holders - Senior Fixed Rate Note
		       Indenture; and

		(iii)  Comerica Bank of California - Revolving Credit
		       Facility.

	(g) Houlihan Lokey Howard & Zukin ("HLHZ") Opinion. HLHZ shall have delivered to the Company an opinion dated the Closing Date that the Exchange is fair to the Company's public stockholders from a financial point of view and such opinion is reasonably satisfactory in form and substance to the Company and its counsel.


				    ARTICLE 5

				  Miscellaneous

	Section 5.1 Successors and Assigns. The terms and conditions of this Exchange Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Exchange Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies or obligations, or liabilities under or by reason of this Exchange Agreement, except as expressly provided in this Agreement.

	Section 5.2 Governing Law. This Exchange Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

	Section 5.3 Counterparts. This Exchange Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	Section 5.4 Titles and Subtitles. The titles and subtitles used in this Exchange Agreement are used for convenience only and are not to be considered in construing or interpreting this Exchange Agreement.

	Section 5.5 Notices. Unless otherwise provided, any notice required or permitted under this Exchange Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or if sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized courier service or upon the date reflected in the return receipt if deposited with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

	Section 5.6 Public Announcements. Subject to each party's disclosure obligations imposed by law and the confidentiality provisions contained herein, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Exchange Agreement and any of the transactions contemplated hereby, and no party hereto will make any news release or disclosure without first consulting with each other party hereto.

	Section 5.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Exchange Agreement or the agreements contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

	Section 5.8 Amendments and Waivers. Any term of this Exchange Agreement may be amended and the observance of any term of this Exchange Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and prior to the Exchange Closing, RCBA or, after the Exchange Closing, holders of a majority of the New Shares issued pursuant to the terms hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities issued under this Exchange Agreement at the time outstanding, each future holder of all such securities, and the Company.

	IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Exchange Agreement as of the date first above written.


TRIAD SYSTEMS CORPORATION

By: /s/ STANLEY F. MARQUIS
   -----------------------
Title:  VP Finance, CFO



RICHARD C. BLUM & ASSOCIATES, L.P.

By: /s/ A.C. DEAN JR.
   ------------------
Title:  Managing Director of Investments



THE COMMON FUND

By: Richard C. Blum & Associates, L.P.,
    Adviser and Attorney-In-Fact

By: /s/ A.C. DEAN JR.
   ------------------
Title:  Managing Director of Investments




BK CAPITAL PARTNERS IV, L.P.

By:  Richard C. Blum & Associates, L.P.,
     its General Partner

By: /s/ A.C. DEAN JR.
   ------------------
Title:  Managing Director of Investments



BK CAPITAL PARTNERS III, L.P.

By:  Richard C. Blum & Associates, L.P.,
     its General Partner

By: /s/ A.C. DEAN JR.
   ------------------
Title:  Managing Director of Investments



BK CAPITAL PARTNERS II, L.P.

By:  Richard C. Blum & Associates, L.P.,
	its General Partner

By: /s/ A.C. DEAN JR.
   ------------------
Title:  Managing Director of Investments





				  EXHIBIT A-1



	Purchaser                            Number of New Shares
	---------                            --------------------

	The Common Fund                         1,111,111

	BK Capital Partners IV, L.P.              500,000

	BK Capital Partners III, L.P.             500,000

	BK Capital Partners II, L.P.              111,111

	Total                                   2,222,222




				 EXHIBIT A-2


Purchaser                        Surrendered    Exchange Price    Accrued
				    Units                         Dividend
- ---------                        -----------    --------------    --------
The Common Fund                     500,000      $ 5,000,000      $100,000
(Certificate No. 5)

BK Capital Partners IV, L.P.        225,000      $ 2,250,000      $ 45,000
(Certificate No. 2)

BK Capital Partners III, L.P.       225,000      $ 2,250,000      $ 45,000
(Certificate No. 3)
BK Capital Partners II, L.P.         50,000      $   500,000      $ 10,000
(Certificate No. 4)

Totals                            1,000,000      $10,000,000      $200,000




				    EXHIBIT B



				      None






				    EXHIBIT C


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SALE OR TRANSFER OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST OFFER OPTION AND A PROHIBITION ON SALES TO COMPETITORS SET FORTH IN THE UNIT PURCHASE AGREEMENT DATED JULY 2, 1992, AS AMENDED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER, PROVIDED THAT SUCH RESTRICTIONS SHALL NOT APPLY TO SALES MADE IN ACCORDANCE WITH RULE 144(f) and (g) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PURSUANT TO THE EXCHANGE AGREEMENT DATED MARCH 31, 1995, AS AMENDED FROM TIME TO TIME, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER, UNTIL MARCH 31,1996, THE SALE OR TRANSFER OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE VOLUME LIMITATIONS SET FORTH IN RULE 144(e), REGARDLESS OF WHETHER RULE 144 IS OTHERWISE APPLICABLE TO THE SALE OR TRANSFER.

This certificate also evidences and entitles the broker hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Triad Systems Corporation and Chemical Trust Company of California, as Rights Agent, dated as of August 3, 1992 (as amended from time to time in accordance with its terms, the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Triad Systems Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificate and will no longer be evidenced by this certificate. Triad Systems Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may be limited as provided in Section 11(a)(ii) of the Rights Agreement.



				  Exhibit 2


			       CONSENT AGREEMENT



	 This CONSENT AGREEMENT (the "Consent Agreement"), dated as of March 31, 1995, is entered into among Triad Systems Corporation, a Delaware corporation ("Triad") and the undersigned holders of the Fixed Rate Notes referred to below.

	 WHEREAS, Triad and Security Pacific National Trust Company
(New York) (predecessor-in-interest to BankAmerica National Trust Company) (the "Trustee"), entered into an Indenture, dated as of August 1, 1992 (the "Indenture") pursuant to which Triad issued $25,000,000 in aggregate principal amount of 12.25% Senior Notes due 1999 (the "Fixed Rate Notes") (all capitalized terms used herein which are not otherwise defined shall have the meanings ascribed thereto in the Indenture);

	 WHEREAS, Triad and the initial Holders of the Fixed Rate Notes entered into a Purchase Agreement dated as of August 1, 1992 (the
"Purchase Agreement"), pursuant to which Triad sold, and such Holders purchased, the Fixed Rate Notes;

	 WHEREAS, Triad desires to amend the Indenture in order to amend certain covenants and to repurchase shares of its outstanding preferred stock and warrants in exchange (the "Exchange") for $10,000,000 and 2,222,222 shares of its common stock;

	 WHEREAS, to effect such amendments, Triad desires a majority of the Holders of the outstanding Fixed Rate Notes to enter into this Consent Agreement (as required by Section 9.2 of the Indenture) and the Trustee to enter into the First Supplemental Indenture, dated as of March 31, 1995 (the "First Supplemental Indenture"), substantially in the form of Exhibit A attached hereto; and

	 WHEREAS, the Holders of a majority of the outstanding Fixed Rate Notes are willing to consent to the Exchange, to the Trustee entering into the First Supplemental Indenture and to the amendments provided therein, upon the terms and conditions set forth herein;

	 NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Triad and the undersigned Holders agree to the following:

	 SECTION 1. CONSENT AGREEMENT AND CONDITIONS PRECEDENT. The undersigned Holders of Fixed Rate Notes consent to the First Supplemental Indenture, expressly subject to and only upon the satisfaction of the following conditions:

	    1.1 Triad and the Holders of a majority of the outstanding principal amount of Fixed Rate Notes shall have executed this Consent Agreement.

	    1.2 As of the date hereof, no Default or Event of Default under the Indenture shall exist or be continuing, and as of the date hereof, after giving effect to the amendments set forth in the First Supplemental Indenture and the Exchange, no Default or Event of Default shall exist or be continuing.

	    1.3 The representations and warranties of Triad referred to in Section 5 of the Purchase Agreement, shall be true and complete in all material respects, as if made on and as of the date hereof (except as to those representations and warranties which are made as of a specific date, which shall be true and complete in all material respects as of such specific date and that references to the Private Placement Agreement shall be deemed to refer to Triad's reports filed pursuant to the Securities Exchange Act of 1934).

	    1.4 The representations of Triad referred to in Section 2 hereof shall be true and complete in all material respects.

	    1.5 The holders of the requisite amount of Triad's Senior Floating Rate Notes due 1997 and Comercia Bank-California shall have provided consents substantially in the forms of Exhibit B and Exhibit C attached hereto, respectively.

	    1.6 The Trustee shall have received an Officers' Certificate from Triad, dated as of March 31, 1995, certifying that the conditions set forth in this Section 1 and further certifying as to such other matters as the Holders may reasonably request.

	    1.7 Triad shall have delivered an executed Request to the Trustee in the form of Exhibit D attached hereto, together with a duly executed Officers' Certificate and an Opinion of Counsel in the form attached thereto as Exhibits 1 and 2, respectively.

	    1.8 The Trustee, on behalf of each Holder of the Fixed Rate Notes, shall have received a consent fee equal to .825% of the principal amount of Notes held by such Holder.

	    1.9 Triad agrees to pay within 30 days after request all cost and expenses incurred by the Holders in connection with the preparation and execution of this Consent Agreement (including reasonable attorney fees and disbursements of Orrick, Herrington & Sutcliffe).

	 Notwithstanding the foregoing conditions, the undersigned Holders hereby direct the Trustee to execute the First Supplemental Indenture upon receipt of the items described in 1.6, 1.7 and 1.8, provided that the direction to the Trustee and this consent may be revoked by the Holders of at least 25% of the outstanding Fixed Rate Notes by notice to the Trustee and Triad if any conditions set forth in this Section are not met in any material respect whereupon this Consent and the First Supplemental Indenture shall thereupon be null and void and shall be deemed to have no further effect.

	 SECTION 2. REPRESENTATIONS OF TRIAD. Triad, by its execution and delivery of this Consent Agreement, hereby represents and warrants to the Holders of the Fixed Rate Notes as follows:

	    2.1 No Default or Event of Default under the Indenture exists or is continuing as of the date hereof or after giving effect to the amendments and waiver set forth in the First Supplemental Indenture and the Exchange.

	    2.2 The representations and warranties of Triad referred to in Section 5 of the Purchase Agreement are true and correct and complete in all material respects as if made on the date hereof (except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date and that references to the Private Placement Agreement shall be deemed to refer to Triad's reports filed pursuant to the Securities Exchange Act of 1934).

	    2.3 No dissolution proceedings with respect to Triad and its Subsidiaries have been commenced or are contemplated, and there has been no material adverse change in the business, conditions, prospects, or operations (financial or otherwise) of Triad and its Subsidiaries, taken as a whole, since December 31, 1994.

	    2.4 This Consent Agreement and the First Supplemental Indenture and the other documents entered into by Triad in connection with the transactions contemplated hereby and the Exchange each has been duly authorized, executed and delivered by Triad and each constitutes a legal, valid and binding obligation of Triad enforceable against Triad in accordance with its terms.

	    2.5 Neither this Consent Agreement nor any certificate, report or other statement delivered to Holders of the Fixed Rate Notes by or on behalf of Triad or any of its Subsidiaries in connection with the negotiation of this Consent Agreement, the First Supplemental Indenture or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or, taken as a whole, omit to state a material fact necessary to make the statements contained herein or therein not misleading.

	 SECTION 3.  MISCELLANEOUS.

	    3.1 It is expressly understood and agreed that the amendments contained in the First Supplemental Indenture shall not constitute either
(a) a modification, alteration or amendment of the terms, conditions, and covenants of the Indenture or the Fixed Rate Notes, all of which shall remain unchanged and in full force and effect, except as otherwise specifically set forth in the First Supplemental Indenture, or (b) a waiver, release or limitation upon the exercise by the Holders of the Fixed Rate Notes or the Trustee of any of the rights, legal or equitable, under the Indenture or the Purchase Agreement except as to matters as to which the undersigned Holders expressly consent and only for the relevant time period set forth in the First Supplemental Indenture. Nothing herein is intended or shall be construed to release or relieve Triad in any way or to any extent from any of the obligations, covenants or agreements imposed upon Triad by the Indenture or the Fixed Rate Notes or otherwise, or from the consequences of any default thereunder, except as to matters as to which the undersigned expressly agree in the First Supplemental Indenture.

	    3.2 The Indenture and the Fixed Rate Notes are in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect.

	    3.3 The execution of this Consent Agreement by the undersigned Holders shall not in any way constitute, or be construed as, a waiver of any provision of, or of any Default or Event of Default under, the Indenture except as expressly provided in the First Supplemental Indenture, nor shall it constitute an agreement or obligation of the undersigned Holders to give its consent to any future waiver, consent or amendment of the Indenture or to any future transaction which would, absent consent of the undersigned Holders, constitute a Default or Event of Default under the Indenture.

	    3.4 This Consent Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto on separate counterparts, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

	    3.5 This Consent Agreement shall be deemed effective as of March 31, 1995, subject to the proviso contained in the last paragraph of
Section 1.

	 IN WITNESS WHEREOF, the parties have executed this Consent Agreement, this 31st day of March, 1995.

				   TRIAD SYSTEMS CORPORATION



				   By: /s/ JAMES R. PORTER
				       --------------------
				   Name: James R. Porter
				   Title: President & CEO


				   THE HOLDERS OF FIXED RATE NOTES

				   USL CAPITAL CORPORATION


				   By: /s/ CRAIG BRUZZONE
				       --------------------
				   Name: Craig Bruzzone
				   Title: V.P.
				   Aggregate Principal Amount of
				   Fixed Rate Notes:  $5,000,000
						      ----------

				   FULL & CO.
				   By: /s/ WILLIAM G. SWAN
				       --------------------
				   Name: William G. Swan
				   Title: Assistant Vice President
				   Aggregate Principal Amount of
				   Fixed Rate Notes:  $2,500,000
						      ----------





				   FULL & CO.
				   By: /s/ G. PATRICK MCENROE
				       ----------------------
				   Name: G. Patrick McEnroe
				   Title: Assistant Vice President
				   Aggregate Principal Amount of
				   Fixed Rate Notes:  $3,000,000
						      ----------




				   Exhibit 3


			      CONSENT AGREEMENT



	 This CONSENT AGREEMENT (the "Consent Agreement"), dated as of March 31, 1995, is entered into among Triad Systems Corporation, a Delaware corporation ("Triad") and the undersigned holder of the Floating Rate Notes referred to below.

	 WHEREAS, Triad and the Chase Manhattan Bank, N.A. (the "Trustee"), entered into an Indenture, dated as of August 1, 1992 (the "Indenture") pursuant to which Triad issued $15,500,000 in aggregate principal amount of Senior Floating Rate Notes due 1997 (the "Floating Rate Notes") (all capitalized terms used herein which are not otherwise defined shall have the meanings ascribed thereto in the Indenture);

	 WHEREAS, Triad and the initial Holder of the Floating Rate Notes entered into a Purchase Agreement dated as of August 1, 1992 (the
"Purchase Agreement"), pursuant to which Triad sold, and such Holder purchased, the Floating Rate Notes;

	 WHEREAS, Triad desires to amend the Indenture in order to amend certain covenants and terms of the Floating Rate Notes and to repurchase shares of its outstanding preferred stock and warrants in exchange (the "Exchange") for $10,000,000 and 2,222,222 shares of its common stock;

	 WHEREAS, to effect such amendments, Triad desires the Holder of all of the outstanding Floating Rate Notes to enter into this Consent Agreement (as required by Section 9.2 of the Indenture) and the Trustee to enter into the First Supplemental Indenture, dated as of March 31, 1995 (the "First Supplemental Indenture"), substantially in the form of Exhibit A attached hereto; and

	 WHEREAS, the Holder of the Floating Rate Notes is willing to consent to the Exchange, to the Trustee entering into the First Supplemental Indenture and to the amendments provided therein, upon the terms and conditions set forth herein;

	 NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Triad and the undersigned Holder agree to the following:

	 SECTION 1. CONSENT AGREEMENT AND CONDITIONS PRECEDENT. The undersigned Holder of Floating Rate Notes consents to the First Supplemental Indenture, expressly subject to and only upon the satisfaction of the following conditions:

	    1.1 Triad and the Holder of all of the outstanding principal amount of Floating Rate Notes shall have executed this Consent Agreement.

	    1.2 As of the date hereof, no Default or Event of Default under the Indenture shall exist or be continuing, and as of the date hereof, after giving effect to the amendments set forth in the First Supplemental Indenture and the Exchange, no Default or Event of Default shall exist or be continuing.

	    1.3 The representations and warranties of Triad referred to in Section 5 of the Purchase Agreement, shall be true and complete in all material respects, as if made on and as of the date hereof (except as to those representations and warranties which are made as of a specific date, which shall be true and complete in all material respects as of such specific date and that references to the Private Placement Agreement shall be deemed to refer to Triad's reports filed pursuant to the Securities Exchange Act of 1934).

	    1.4 The representations of Triad referred to in Section 2 hereof shall be true and complete in all material respects.

	    1.5 The holders of the requisite amount of Triad's 12.25% Senior Notes due 1999 and Comercia Bank-California shall have provided consents substantially in the forms of Exhibit B and Exhibit C attached hereto, respectively.

	    1.6  The Trustee shall have received an Officers'
Certificate from Triad, dated as of March 31, 1995, certifying that the conditions set forth in this Section 1 and further certifying as to such other matters as the Holder may reasonably request.

	    1.7 Triad shall have delivered an executed Request to the Trustee in the form of Exhibit D attached hereto, together with a duly executed Officers' Certificate and an Opinion of Counsel in the form attached thereto as Exhibits 1 and 2, respectively.

	    1.8 The Holder of the Floating Rate Notes shall have received a consent fee equal to .825% of the principal amount of Notes held by such Holder.

	    1.9 Triad agrees to pay within 30 days after request all cost and expenses incurred by the Holder in connection with the preparation and execution of this Consent Agreement (including reasonable attorney fees and disbursements of Orrick, Herrington & Sutcliffe).

	 Notwithstanding the foregoing conditions, the undersigned Holders hereby direct the Trustee to execute the First Supplemental Indenture upon receipt of the items described in 1.6, 1.7 and 1.8, provided that the direction to the Trustee and this consent may be revoked by the Holders of at least 25% of the outstanding Floating Rate Notes by written notice to the Trustee and Triad if any conditions set forth in this Section are not met in any material respect whereupon this consent and the First Supplemental Indenture shall thereupon be null and void and shall be deemed to have no further effect.

	 SECTION 2. REPRESENTATIONS OF TRIAD. Triad, by its execution and delivery of this Consent Agreement, hereby represents and warrants to the Holders of the Floating Rate Notes as follows:

	    2.1 No Default or Event of Default under the Indenture exists or is continuing as of the date hereof or after giving effect to the amendments and waiver set forth in the First Supplemental Indenture and the Exchange.

	    2.2 The representations and warranties of Triad referred to in Section 5 of the Purchase Agreement are true and correct and complete in all material respects as if made on the date hereof (except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date and that references to the Private Placement Agreement shall be deemed to refer to Triad's reports filed pursuant to the Securities Exchange Act of 1934).

	    2.3 No dissolution proceedings with respect to Triad and its Subsidiaries have been commenced or are contemplated, and there has been no material adverse change in the business, conditions, prospects, or operations (financial or otherwise) of Triad and its Subsidiaries, taken as a whole, since December 31, 1994.

	    2.4 This Consent Agreement and the First Supplemental Indenture and the other documents entered into by Triad in connection with the transactions contemplated hereby and the Exchange each has been duly authorized, executed and delivered by Triad and each constitutes a legal, valid and binding obligation of Triad enforceable against Triad in accordance with its terms.

	    2.5 Neither this Consent Agreement nor any certificate, report or other statement delivered to Holders of the Floating Rate Notes by or on behalf of Triad or any of its Subsidiaries in connection with the negotiation of this Consent Agreement, the First Supplemental Indenture or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or, taken as a whole, omit to state a material fact necessary to make the statements contained herein or therein not misleading.

	 SECTION 3.  MISCELLANEOUS.

	    3.1 It is expressly understood and agreed that the amendments contained in the First Supplemental Indenture shall not constitute either (a) a modification, alteration or amendment of the terms, conditions, and covenants of the Indenture or the Floating Rate Notes, all of which shall remain unchanged and in full force and effect, except as otherwise specifically set forth in the First Supplemental Indenture, or (b) a waiver, release or limitation upon the exercise by the Holder of the Floating Rate Notes or the Trustee of any of the rights, legal or equitable, under the Indenture or the Purchase Agreement except as to matters as to which the undersigned Holder expressly consents and only for the relevant time period set forth in the First Supplemental
Indenture. Nothing herein is intended or shall be construed to release or relieve Triad in any way or to any extent from any of the obligations, covenants or agreements imposed upon Triad by the Indenture or the Floating Rate Notes or otherwise, or from the consequences of any default thereunder, except as to matters as to which the undersigned expressly agree in the First Supplemental Indenture.

	    3.2 The Indenture and the Floating Rate Notes are in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect.

	    3.3 The execution of this Consent Agreement by the undersigned Holder shall not in any way constitute, or be construed as, a waiver of any provision of, or of any Default or Event of Default under, the Indenture except as expressly provided in the First Supplemental Indenture, nor shall it constitute an agreement or obligation of the undersigned Holder to give its consent to any future waiver, consent or amendment of the Indenture or to any future transaction which would, absent consent of the undersigned Holder, constitute a Default or Event of Default under the Indenture.

	    3.4 This Consent Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto on separate counterparts, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

	    3.5 This Consent Agreement shall be deemed effective as of March 31, 1995, subject to the proviso contained in the last paragraph of Section 1.


	 IN WITNESS WHEREOF, the parties have executed this Consent Agreement, this 31st day of March, 1995.

				   TRIAD SYSTEMS CORPORATION



				   By: /s/ JAMES R. PORTER
				       --------------------
				   Name: James R. Porter
				   Title: President & CEO


				   THE HOLDER OF FLOATING RATE NOTES:

				   USL CAPITAL CORPORATION


				   By: /s/ CRAIG BRUZZONE
				       --------------------
				   Name: Craig Bruzzone
				   Title: V.P.
				   Aggregate Principal Amount of
				   Floating Rate Notes:  $15,500,000
							 -----------








				 Exhibit 4


			FIRST SUPPLEMENTAL INDENTURE



				  between


			 TRIAD SYSTEMS CORPORATION

				    and


		      BANKAMERICA NATIONAL TRUST COMPANY
	   (Successor-in-interest to Security Pacific National Trust
			     Company (New York)),
				 as Trustee



			  Dated as of March 31, 1995





	    Amending the Indenture, dated as of August 1, 1992,
			    Between Said Parties




			   FIRST SUPPLEMENTAL INDENTURE


	 This FIRST SUPPLEMENTAL INDENTURE, made and entered into as of the 31st day of March, 1995, by and between TRIAD SYSTEMS CORPORATION, a Delaware corporation ("Triad"), and BANKAMERICA NATIONAL TRUST COMPANY, successor-in-interest to Security Pacific National Trust Company (New York) (the "Trustee"),


				 WITNESSETH:


	 WHEREAS, Triad and the Trustee's predecessor heretofore executed that certain Indenture, dated as of August 1, 1992 (such Indenture, as supplemented and amended hereby, being herein called the "Indenture"), pursuant to which Triad issued $25,000,000 in aggregate principal amount of 12.25% Senior Notes due 1999 (the "Fixed Rate Notes");

	 WHEREAS, Triad has requested that certain provisions of the Indenture be amended as hereinafter provided;

	 WHEREAS, pursuant to Section 9.2 of the Indenture, Triad's proposed amendments to the Indenture may be effected only with the consent of the holders of a majority of the outstanding Fixed Rate Notes and there is currently outstanding $19,300,000 principal amount of Fixed Rate Notes;

	 WHEREAS, the holders of a majority of the outstanding Fixed Rate Notes and Triad have entered into that certain Consent Agreement, dated as of March 31, 1995 (the "Consent Agreement") pursuant to which such holders consented to Triad's proposed amendment to the Indenture as set forth in this Supplemental Indenture, subject to Triad's satisfaction of certain terms and conditions set forth in Section 1 of the Consent Agreement; and

	 WHEREAS, all acts and proceedings required by law, by the Consent Agreement and by the Indenture necessary to make this First Supplemental Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

	 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that Triad and the Trustee, with the consent of a majority of the holders of the Fixed Rate Notes, agree as follows:


				 ARTICLE I

		       DEFINITIONS AND MISCELLANEOUS

	 SECTION 1.1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

	 SECTION 1.2. Captions. Any captions, titles or headings preceding the text of any Article or Section herein to this First Supplemental Indenture or any copy hereof are solely for convenience of reference and shall not constitute part of this First Supplemental Indenture or affect its meaning, construction or effect.

	 SECTION 1.3. Execution of Several Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and any and all such counterparts, shall together constitute but one and the same instrument.

	 SECTION 1.4. Invalidity of Certain Provisions. In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

	 SECTION 1.5. Ratification of Indenture. As heretofore amended and supplemented and amended hereby, the Indenture and the trusts conferred thereby are in all respects confirmed, and the Indenture, all indentures supplemental thereto and this First Supplemental Indenture shall be read, taken and considered as one instrument for any and all purposes. All provisions of the Indenture not otherwise amended hereby shall remain in full force and effect.

	 SECTION 1.6. Effect of Amendment. From and after the execution of this First Supplemental Indenture, the Indenture shall be deemed to be modified and amended in accordance herewith, and the respective rights, duties and obligations of Triad thereunder shall thereafter be determined, exercised and enforced as specified in the Indenture subject in all respects to the modification and amendment contained herein; provided, however that if the conditions to the Consent Agreement were not met in any material respect, upon written notice to the Trustee and Triad by the Holders of at least 25% in principal amount of the outstanding Fixed Rate Notes, this First Supplemental Indenture shall have no force and effect.

	 SECTION 1.7. Governing Law. This First Supplemental Indenture shall be governed by the laws of the State of New York.


				 ARTICLE II

			  AMENDMENTS OF INDENTURE

	 SECTION 2.1.  Amendments to Definitions in the Indenture.

	 (a) The definition of "Consolidated Net Income" shall be amended by inserting in the sixth line after the word "interest" and before the " ," the following:

	 "(including any Real Estate Joint Venture)"

	 (b) The definition of "Consolidated Net Worth" shall be amended by inserting in the second to last line after the word "sales" and before the word "subsequent" the following:

	 "(including gains related to any Real Estate Joint Venture)"

	 (c) Clause (iv) of the definition of "Permitted Funded Indebtedness" shall be amended to read in full as follows:

	 "(iv) (a) all lease discounting transactions by Triad Financial or any Foreign Subsidiary in the ordinary course of business, including lease securitization transactions, and (b) Indebtedness not to exceed $15,000,000 secured by existing leases described in (a) above;"

	 (d) The definition of "Qualified Investments" shall be amended by deleting the word "and" which appears immediately before clause (iv) and by adding the following at the end of the definition:

	 "; and (v) any Real Estate Joint Venture"

	 (e) The following new definition of "Real Estate Joint Venture" shall be added:

	 "Real Estate Joint Venture" shall mean one or more transactions whereby the Company or one of its Subsidiaries contributes Real Estate Assets (the "Contributed Assets") to a limited partnership (the "Real Estate Limited Partnership") in exchange for a limited partnership interest. The Real Estate Limited Partnership shall be formed for the purpose of developing the Contributed Assets and may incur indebtedness to finance such development; provided that such indebtedness may not be guaranteed or otherwise supported by the Company or any of its Subsidiaries. The general partner of the Real Estate Limited Partnership may not be the Company or any of its Subsidiaries. The Company and its Subsidiaries will have no liability or other obligations (including support agreements) with respect to the Real Estate Limited Partnership other than the contribution of the Contributed Assets. The Contributed Assets will consist of undeveloped land located at Triad Park and, may not have a book value or a fair market value, in the aggregate for all Real Estate Ventures, of greater than $2 million. For purposes of this Indenture, the Real Estate Joint Venture shall be deemed to be an Affiliate of the Company.

	 SECTION 2.2.  Amendment to Section 4.7. - Limitation on Restricted
Payments.

	 Section 4.7 of the Indenture shall be amended to read in full as follows:

	    SECTION 4.7.  Limitation on Restricted Payments.

	    (1) The Company shall not declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of the Company, other than dividends or distributions payable in its Capital Stock (other than Disqualified Capital Stock); (2) neither the Company nor any Subsidiary of the Company shall repay, redeem, or otherwise acquire or retire for value any shares of Capital Stock of the Company; (3) neither the Company nor any Subsidiary of the Company shall repay, redeem or otherwise acquire or retire for value or defease, prior to scheduled maturity or any other scheduled repayment, any Funded Indebtedness junior in right of payment of principal, premium, if any, and interest to the Securities or which when originally issued was scheduled to mature after the maturity of the Securities; (4) the Company shall not, and shall not permit any Subsidiary to, make any Excess Real Estate Investment; and (5) the Company shall not make any Investments, other than Qualified Investments ((1), (2), (3), (4) and (5) collectively are
	 hereinafter referred to as "Restricted Payments") if at the time of such Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, or (b) the Company would not be able to incur $1.00 of additional Funded Indebtedness under the Earnings Coverage Ratio test contained in Section 4.10, or (c) the aggregate amount expended for all such Restricted Payments sub-sequent to March 31, 1995 (the "Trigger Date"), shall exceed the sum of (A) $2,000,000 and (B) any positive amount resulting from the sum of (i) 25% of Adjusted Consolidated Net Income for each quarter beginning after the Trigger Date minus 100% if Adjusted Consolidated Net Income for such quarter is negative; provided that if the Company's Fixed Charge Coverage Ratio for the applicable quarter is greater than 3.0 to 1.0, such percentage, in the event of income, and not loss, shall increase to 50% and, (ii) the aggregate net proceeds, including cash received by the Company from any Person other than a Subsidiary of the Company from the issue or sale, after the Trigger Date, of Capital Stock (other than Disqualified Capital Stock) of the Company including any such shares issued upon exercise of any warrants or conversions of any Indebtedness issued after the issuance of the Securities; provided, however, that clauses (b) and (c) will not prevent (y) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) or (z) the payment of any dividend within 90 days after the date of its declaration if at said date of declaration such payment would have complied with the provisions hereof. It is intended that this provision shall not be affected by the repurchase of the Company Preferred Stock and the Company's outstanding Common Stock Purchase Warrants on the Trigger Date in exchange for $10 million plus the payment of accrued dividends of $200,000 and the issuance of 2,222,222 shares of the Company's Common Stock (the "1995 Transaction").

	 SECTION 2.3.  Amendment to Section 4.8. Maintenance of
Consolidated Net Worth.

	 Section 4.8(a) of the Indenture is amended to change the reference in second to last line from "June 30, 1995" to "June 30, 1996" and in the last line from "July 1, 1995" to "July 1, 1996".

	 SECTION 2.4.  Amendment to Section 4.9. Limitation on
Transactions with Affiliates.

	 Section 4.9 of the Indenture is amended by inserting at the end of the first sentence the following: "or to the 1995 Transaction."

	 SECTION 2.5.  Amendment to Section 4.15. Dispositions
of Real Property.

	 Section 4.15 of the Indenture is amended by inserting immediately after "(i)" in the fourth line the following: "except in the case of a transfer to a Real Estate Joint Venture,"



	 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be signed by their officers thereunto duly authorized as of the day and year first above written.

				   TRIAD SYSTEMS CORPORATION



				   By: /s/ JAMES R. PORTER
				       --------------------
				   Name: James R. Porter
				   Title: President & CEO
Attest:

/s/ STANLEY F. MARQUIS
   --------------------
Stanley F. Marquis, Secretary

[SEAL]


				   BANKAMERICA NATIONAL TRUST COMPANY
				   (Successor-in-interest to Security
				   Pacific National Trust Company (New
				   York)), as Trustee



				   By: /s/ JOHN P. MCGURN
				       --------------------
				   Name: John P. McGurn
				   Title: Assistant Vice President
Attest:

/s/ GEOVANNI BARRIS
- --------------------
Geovanni Barris

[SEAL]




				  Exhibit 5






			  FIRST SUPPLEMENTAL INDENTURE



				   between


			   TRIAD SYSTEMS CORPORATION

				     and


			 CHASE MANHATTAN BANK, N.A.,
				  as Trustee





			 Dated as of March 31, 1995






	  Amending the Indenture, dated as of August 1, 1992,
			     Between Said Parties



			 FIRST SUPPLEMENTAL INDENTURE


	 This FIRST SUPPLEMENTAL INDENTURE, made and entered into as of the 31st day of March, 1995, by and between TRIAD SYSTEMS CORPORATION, a Delaware corporation ("Triad"), and THE CHASE MANHATTAN BANK, N.A., a national banking association organized and existing under and by virtue of the laws of the United States (the "Trustee"),


				 WITNESSETH:


	 WHEREAS, Triad and the Trustee's predecessor heretofore executed that certain Indenture, dated as of August 1, 1992 (such Indenture, as supplemented and amended hereby, being herein called the "Indenture"), pursuant to which Triad issued $15,500,000 in aggregate principal amount of Senior Floating Rate Notes due 1997 (the "Floating Rate Notes");

	 WHEREAS, Triad has requested that certain provisions of the Indenture be amended as hereinafter provided;

	 WHEREAS, pursuant to Section 9.2 of the Indenture, Triad's proposed amendments to the Indenture may be effected only with the consent of the holders of all of the outstanding Floating Rate Notes and there are currently outstanding $15,500,000 principal amount of Floating Rate Notes;

	 WHEREAS, the holders of all of the outstanding Floating Rate Notes and Triad have entered into that certain Consent Agreement, dated as of March 31, 1995 (the "Consent Agreement") pursuant to which such holders consented to Triad's proposed amendment to the Indenture as set forth in this Supplemental Indenture, subject to Triad's satisfaction of certain terms and conditions set forth in Section 1 of the Consent Agreement; and

	 WHEREAS, all acts and proceedings required by law, by the Consent Agreement and by the Indenture necessary to make this First Supplemental Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

	 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that Triad and the Trustee, with the consent of all of the holders of the Floating Rate Notes, agree as follows:

				 ARTICLE I

		       DEFINITIONS AND MISCELLANEOUS

	 SECTION 1.1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

	 SECTION 1.2. Captions. Any captions, titles or headings preceding the text of any Article or Section herein to this First Supplemental Indenture or any copy hereof are solely for convenience of reference and shall not constitute part of this First Supplemental Indenture or affect its meaning, construction or effect.

	 SECTION 1.3. Execution of Several Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and any and all such counterparts, shall together constitute but one and the same instrument.

	 SECTION 1.4. Invalidity of Certain Provisions. In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

	 SECTION 1.5. Ratification of Indenture. As heretofore amended and supplemented and amended hereby, the Indenture and the trusts conferred thereby are in all respects confirmed, and the Indenture, all indentures supplemental thereto and this First Supplemental Indenture shall be read, taken and considered as one instrument for any and all purposes. All provisions of the Indenture not otherwise amended hereby shall remain in full force and effect.

	 SECTION 1.6. Effect of Amendment. From and after the execution of this First Supplemental Indenture, the Indenture shall be deemed to be modified and amended in accordance herewith, and the respective rights, duties and obligations of Triad thereunder shall thereafter be determined, exercised and enforced as specified in the Indenture subject in all respects to the modification and amendment contained herein; provided, however that if the conditions to the Consent Agreement were not met in any material respect, upon written notice to the Trustee and Triad by the Holders of at least 25% principal amount of the outstanding Floating Rate Notes, this First Supplemental Indenture shall have no force and effect.

	 SECTION 1.7.  Governing Law.  This First Supplemental
Indenture shall be governed by the laws of the State of New York.


				 ARTICLE II

			  AMENDMENTS OF INDENTURE

	 SECTION 2.1.  Amendments to Definitions in the Indenture.

	 (a) The definition of "Consolidated Net Income" shall be amended by inserting in the fifth line after the word "interest" and before the " ," the following:

	 "(including any Real Estate Joint Venture)"

	 (b) The definition of "Consolidated Net Worth" shall be amended by inserting in the second to last line after the word "sales" and before the word "subsequent" the following:

	 "(including gains related to any Real Estate Joint Venture)"

	 (c)  Clause (iv) of the definition of "Permitted Funded
Indebtedness" shall be amended to read in full as follows:

	 "(iv) (a) all lease discounting transactions by Triad Financial or any Foreign Subsidiary in the ordinary course of business, including lease securitization transactions, and (b) Indebtedness not to exceed $15,000,000 secured by existing leases described in (a) above;"

	 (d) The definition of "Qualified Investments" shall be amended by deleting the word "and" which appears immediately before clause (iv) and by adding the following at the end of the definition:

	 "; and (v) any Real Estate Joint Venture"

	 (e)  The following new definition of "Real Estate Joint
Venture" shall be added:

	 "Real Estate Joint Venture" shall mean one or more transactions whereby the Company or one of its Subsidiaries contributes Real Estate Assets (the "Contributed Assets") to a limited partnership (the "Real Estate Limited Partnership") in exchange for a limited partnership interest. The Real Estate Limited
	 Partnership shall be formed for the purpose of developing the Contributed Assets and may incur indebtedness to finance such development; provided that such indebtedness may not be guaranteed or otherwise supported by the Company or any of its Subsidiaries. The general partner of the Real Estate Limited Partnership may not be the Company or any of its Subsidiaries. The Company and its Subsidiaries will have no liability or other obligations (including support agreements) with respect to the Real Estate Limited Partnership other than the contribution of the Contributed Assets. The Contributed Assets will consist of undeveloped land located at Triad Park and, may not have a book value or a fair market value, in the aggregate for all Real
	 Estate Ventures, of greater than $2 million. For purposes of this Indenture, the Real Estate Joint Venture shall be deemed to be an Affiliate of the Company.

	 SECTION 2.2.  Amendment to Section 4.7. - Limitation on
Restricted Payments.

	 Section 4.7 of the Indenture shall be amended to read in full as follows:

		 SECTION 4.7.  Limitation on Restricted Payments.

		 (1) The Company shall not declare or pay any dividend on, or make any distribution to the holders of, any shares of Capital Stock of the Company, other than dividends or distributions payable in its Capital Stock (other than Disqualified Capital Stock); (2) neither the Company nor any Subsidiary of the Company shall repay, redeem, or otherwise acquire or retire for value any shares of Capital Stock of the Company; (3) neither the Company nor any Subsidiary of the Company shall repay, redeem or otherwise acquire or retire for value or defease, prior to scheduled maturity or any other scheduled repayment, any Funded Indebtedness junior in right of payment of principal, premium, if any, and interest to the Securities or which when originally issued was scheduled to mature after the maturity of the Securities other than payments of principal on the Fixed Rate Notes required to be made by Sections 4.8, 4.12, 4.14 or 4.15 of the Indenture relating thereto; (4) the Company shall not, and shall not permit any Subsidiary to, make any Excess Real Estate Investment; and
	 (5) the Company shall not make any Investments, other than Qualified Investments ((1), (2), (3), (4) and (5) collectively are hereinafter referred to as "Restricted Payments") if at the time of such Restricted Payment, or after giving effect thereto,
	 (a) a Default or an Event of Default shall have occurred and be continuing, or (b) the Company would not be able to incur $1.00 of additional Funded Indebtedness under the Earnings Coverage Ratio test contained in Section 4.10, or (c) the aggregate amount expended for all such Restricted Payments subsequent to March 31, 1995 (the "Trigger Date"), shall exceed the sum of (A) $2,000,000 and (B) any positive amount resulting from the sum of (i) 25% of Adjusted Consolidated Net Income for each quarter beginning after the Trigger Date minus 100% if Adjusted Consolidated Net Income for such quarter is negative; provided that if the Company's Fixed Charge Coverage Ratio for the applicable quarter is greater than 3.0 to 1.0, such percentage, in the event of income, and not loss, shall increase to 50% and, (ii) the aggregate net proceeds, including cash received by the Company from any Person other than a Subsidiary of the Company from the issue or sale, after the Trigger Date, of Capital Stock (other than Disqualified Capital Stock) of the Company including any such shares issued upon exercise of any warrants or conversions of any Indebtedness issued after the issuance of the Securities; provided, however, that clauses (b) and (c) will not prevent (y) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) or (z) the payment of any dividend within 90 days after the date of its declaration if at said date of declaration such payment would have complied with the provisions hereof. It is intended that this provision shall not be affected by the repurchase of the Company Preferred Stock and the Company's outstanding Common Stock Purchase Warrants on the Trigger Date in exchange for $10 million plus the payment of accrued dividends of $200,000 and the issuance of 2,222,222 shares of the Company's Common Stock (the "1995 Transaction").

	 SECTION 2.3.  Amendment to Section 4.8. Maintenance of
Consolidated Net Worth.

	 Section 4.8(a) of the Indenture is amended to change the reference in second to last line from "June 30, 1995" to "June 30, 1996" and in the last line from "July 1, 1995" to "July 1, 1996".

	 SECTION 2.4. Amendment to Section 4.9. Limitation on Transactions with Affiliates.

	 Section 4.9 of the Indenture is amended by inserting at the end of the first sentence the following: "or to the 1995 Transaction."

	 SECTION 2.5.  Amendment to Section 4.15. Dispositions of
Real Property.

	 Section 4.15 of the Indenture is amended by inserting immediately after "(i)" in the fourth line the following: "except in the case of a transfer to a Real Estate Joint Venture,"

	 SECTION 2.6.  Amendment to Section 3.8. Mandatory
Redemption and the Form of Note.

	 (a) Section 3.8 of the Indenture is amended to read in full as follows:

		 SECTION 3.8.  Mandatory Redemption.

		 The Securities are subject to redemption on August 1, 1995 and August 1, 1996 through the operation of the mandatory redemption provided by this Section 3.8. The Company will make mandatory redemption payments sufficient to retire by redemption on such mandatory redemption dates Securities with an aggregate principal amount equal to $3,750,000 and $5,875,000, respectively, of the aggregate principal amount of the Securities issued under this Indenture at a redemption price equal to 100% of the principal amount thereon plus accrued interest to the date of redemption. Mandatory redemptions shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof. The amounts required to be redeemed hereunder shall be reduced by the amounts of any optional redemptions pursuant to Section 3.7 hereof, with any such optional redemptions being applied to reduce first the amount of the mandatory redemption on August 1, 1995 and second the amount of the mandatory redemption on August 1, 1996.

	 (b) Section 6 of the form of Senior Note attached as Exhibit A to the Indenture shall be amended to read in full as follows:

		 The Company will be required to redeem on August 1, 1995 and August 1, 1996, $3,750,000 and $5,875,000, respectively, of the principal amount of Securities at a redemption price of 100% of principal amount plus accrued interest to the redemption date. The amounts required to be redeemed hereunder shall be reduced by the amounts of any optional redemptions pursuant to paragraph 5 hereof, with any such optional redemptions being applied to reduce first the amount of the mandatory redemption on August 1, 1995 and second the amount of the mandatory redemption on August 1, 1996.



	 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be signed by their officers thereunto duly authorized as of the day and year first above written.

				   TRIAD SYSTEMS CORPORATION



				   By: /s/ JAMES R. PORTER
				       --------------------
				   Name: James R. Porter
				   Title: President & CEO

Attest:

/s/ STANLEY F. MARQUIS
- ----------------------
Stanley F. Marquis, Secretary

[SEAL]


				   THE CHASE MANHATTAN BANK, NATIONAL
				   ASSOCIATION, as Trustee



				   By: /s/ JOHN MYNTTINEN
				       --------------------
				   Name: John Mynttinen
				   Title: Corporate Trust Officer

Attest:

/s/ SHEIK WILTSHIRE
- --------------------
 Assistant Secretary

[SEAL]











				   Exhibit 6


			  AMENDMENT NUMBER THREE TO
			REVOLVING CREDIT LOAN AGREEMENT




	 THIS AMENDMENT NUMBER THREE TO REVOLVING CREDIT LOAN AGREEMENT (this "Amendment") dated as of March 31, 1995 is entered into by and among TRIAD SYSTEMS CORPORATION, a Delaware corporation (the "Borrower"), TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation ("TSFC"), and COMERICA BANK-CALIFORNIA (formerly known as Plaza Bank of Commerce), a California banking corporation (the "Bank").

				 WITNESSETH:

	 WHEREAS, the Borrower and the Bank entered into that certain Revolving Credit Loan Agreement dated as of June 30, 1992, as amended by Amendment Number One dated as of December 31, 1993 and Amendment Number Two dated as of September 30, 1994 (as the same may be further amended or modified, the "Agreement");

	 WHEREAS, as a condition to entering into the Agreement, TSFC guaranteed the payment and performance of all of the Borrower's obligations under the Agreement pursuant to that certain Guaranty dated as of June 30, 1992 (the "Guaranty"); and

	 WHEREAS, the Borrower has requested that the Bank amend the Agreement as hereinafter provided, and the Bank is willing to so amend the Agreement subject to the terms, provisions and conditions of this Amendment;

	 NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower, TSFC and the Bank agree as follows:

	 1. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings set forth in the Agreement.

	 2.  The definition of "Commitment Amount" set forth in
Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

		"Commitment Amount" shall mean, as of any applicable date of determination, the amount as set forth below:

			      Increase/
			    (Decrease) in
	 Commitment          Commitment
	   Amount              Amount          Determination Date
	------------       --------------      ------------------
	 $15,000,000                           Effective Date through 10/31/92
	 $14,875,000         ($125,000)        11/01/92 through 01/31/93
	 $14,750,000         ($125,000)        02/01/93 through 04/30/93
	 $14,625,000         ($125,000)        05/01/93 through 07/31/93
	 $14,500,000         ($125,000)        08/01/93 through 10/31/93
	 $14,291,667         ($208,333)        11/01/93 through 01/31/94
	 $14,083,334         ($208,333)        02/01/94 through 04/30/94
	 $13,875,000         ($208,334)        05/01/94 through 07/31/94
	 $13,666,667         ($208,333)        08/01/94 through 10/31/94
	 $13,375,000         ($291,667)        11/01/94 through 01/31/95
	 $13,083,334         ($291,666)        02/01/95 through 03/30/95
	 $17,500,000       ($4,416,666)        03/31/95 through 04/30/95
	 $16,750,000         ($750,000)        05/01/95 through 07/31/95
	 $16,000,000         ($750,000)        08/01/95 through 10/31/95
	 $15,250,000         ($750,000)        11/01/95 through 01/31/96
	 $14,500,000         ($750,000)        02/01/96 through 04/30/96
	 $13,750,000         ($750,000)        05/01/96 through 07/31/96
	 $13,000,000         ($750,000)        08/01/96 through 10/31/96
	 $12,250,000         ($750,000)        11/01/96 through 01/31/97
	 $11,500,000         ($750,000)        02/01/97 through 04/30/97
	 $10,750,000         ($750,000)        05/01/97 through 07/31/97
		  $0      ($10,750,000)        08/01/97

	 3.  The definition of "Disqualified Capital Stock" set forth in
Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

		"Disqualified Capital Stock" shall mean, as of any applicable date of determination, any Capital Stock of a Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures, is mandatorily redeemable, or is otherwise required to be paid pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Termination Date.

	 4. The definition of "Excess Line" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

		"Excess Line" shall mean, as of any applicable date of determination, the amount as set forth below:

	 Excess Line     Determination Date
	 -----------     ------------------
	 $5,000,000      Effective Date through 10/31/92
	 $4,875,000      11/01/92 through 01/31/93
	 $4,750,000      02/01/93 through 04/30/93
	 $4,625,000      05/01/93 through 07/31/93
	 $4,500,000      08/01/93 through 10/31/93
	 $4,291,667      11/01/93 through 01/31/94
	 $4,083,334      02/01/94 through 04/30/94
	 $3,875,000      05/01/94 through 07/31/94
	 $3,666,667      08/01/94 through 10/31/94
	 $3,375,000      11/01/94 through 01/31/95
	 $3,083,334      02/01/95 through 03/30/95
	 $7,500,000      03/31/95 through 04/30/95
	 $6,750,000      05/01/95 through 07/31/95
	 $6,000,000      08/01/95 through 10/31/95
	 $5,250,000      11/01/95 through 01/31/96
	 $4,500,000      02/01/96 through 04/30/96
	 $3,750,000      05/01/96 through 07/31/96
	 $3,000,000      08/01/96 through 10/31/96
	 $2,250,000      11/01/96 through 01/31/97
	 $1,500,000      02/01/97 through 04/30/97
	   $750,000      05/01/97 through 07/31/97
		 $0      08/01/97

	 5. Section 1.1 of the Agreement is hereby amended to add the following definition, in proper alphabetical sequence, which reads in its entirety as follows:

		"Net Income After Taxes" shall mean, for any fiscal period, the net income after income taxes of a Person for that period as determined in accordance with GAAP.

	 6. The definition of "Preferred Dividends" set forth in Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

	    "Preferred Dividends" shall mean, for any fiscal period, all dividends paid by the Borrower through and including March 31, 1995 on any preferred stock of the Borrower.

	 7. Section 6.6 of the Agreement is hereby amended to read in its entirety as follows:

	    6.6 Maintain Net Worth. On a consolidated basis for the Borrower and its consolidated Subsidiaries, maintain, as of the end of each of the Borrower's fiscal quarters hereunder, a Net Worth of not less than the amounts specified during the periods specified below, plus one hundred percent (100%) of all capital, whether in cash, property or otherwise, contributed to or otherwise received by the Borrower or any Subsidiary after the Effective Date:

		(a) Negative $7,500,000 from the Effective Date through and including June 30, 1993;

		(b) $0 from July 1, 1993 through and including September 29,
	 1994;

		(c) $7,500,000 from September 30, 1994 through and including
	 March 30, 1995, and

		(d) Thereafter, an amount equal to $4,000,000 and increasing as of the last day of each of the Borrower's fiscal quarters hereunder, beginning June 30, 1995, by eighty percent (80%) of Net Income After Taxes (on a cumulative basis but without taking into account any loss in any fiscal quarter).

	 8.  Section 6 of the Agreement is hereby amended to add a new
Section 6.13 which reads in its entirety as follows:

		6.13 Maintain Profitability. On a consolidated basis for the Borrower and its consolidated Subsidiaries, maintain Net Income After Taxes of not less than $1 for each and every fiscal quarter hereunder.

	 9. Section 7.2 of the Agreement is hereby amended to read in its entirety as follows:

		7.2 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its Capital Stock, or make any commitment to do so, except for (a) the retirement of any shares of the Borrower's Capital Stock in exchange for, or out of the proceeds of the substantially concurrent sale of (other than to a Subsidiary of the Borrower), other shares of its Capital Stock (other than Disqualified Capital Stock), and (b) the retirement on or before March 31, 1995 of the Convertible Preferred Stock and all warrants to acquire shares of the Borrower's Capital Stock which are held by Richard C. Blum & Associates, Inc. for a total consideration that shall not exceed Ten Million Dollars ($10,000,000) cash and Two Million Two Hundred Twenty-Two
	 Thousand Two Hundred Twenty-Two (2,222,222) shares of common Capital Stock of the Borrower.

	 10. Section 8.1.3 of the Agreement is hereby amended to read in its entirety as follows:

		8.1.3 Noncompliance With Bank Agreement. If the Borrower or any of its Subsidiaries shall fail to perform, in the time and manner required, any of its obligations or covenants under, or shall fail to comply in any material way with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party. Notwithstanding anything to the contrary contained in this Agreement, a violation of Sections 6.6, 6.7, 6.8, 6.9,
	 6.13 or 7.9 shall not be an Event of Default until the Bank shall give the Borrower notice thereof in writing.

	 11. Section 9.9 of the Agreement is hereby amended to read in its entirety as follows:

		9.9 Notices. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) Business Days after sending by first class mail, postage prepaid, addressed as follows: (a) if to the Borrower, to: Treasurer, Triad Systems Corporation, 3055 Triad Drive, Livermore,
	 California, 94550-9559, and (b) if to the Bank, to: Ms.
	 Lori S. Edwards, Comerica Bank-California, 333 West Santa Clara Street, San Jose, California, 95113, or to such address as a party shall have designated to the other in writing in accordance with this action. The giving of at least five (5) days notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require the Bank to give five (5) days notice or any notice if not specifically required in this Agreement.

	 12. TSFC joins in executing this Amendment for the purpose of consenting hereto and hereby ratifies, reaffirms and confirms the Guaranty.

	 13. The Borrower hereby represents and warrants to the Bank that
(a) the representations and warranties contained in the Agreement are true in all material respects on and as of the date of this Amendment, and
(b) no Default has occurred and is continuing.

	 14. Except as specifically amended pursuant to the foregoing paragraphs of this Amendment, all recitals, representations, warranties, covenants, undertakings, promises, indemnities, terms, conditions and provisions of the Agreement shall remain in full force and effect and shall be and remain unaffected by this Amendment.

	 15. The Borrower agrees to reimburse the Bank for all reasonable costs and expenses incurred by it in connection with this Amendment, including the reasonable fees and expenses of the Bank's counsel with respect thereto.

	 16. This Amendment shall become effective when the Bank shall have received all of the following:

	 (a) Counterparts of this Amendment signed by the Borrower, TSFC and the Bank.

	 (b) The Revolving Credit Note in the form attached hereto as Exhibit A duly signed by an Authorized Officer of the Borrower. Such promissory note shall constitute the Revolving Credit Note as defined in and for the purpose of the Agreement and shall be deemed to have amended and restated the Revolving Credit Note previously executed and delivered by the Borrower under the Agreement.

	 (c) A copy of the resolutions duly adopted by the Boards of Directors of the Borrower and TSFC authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, of the new Revolving Credit Note, certified by the Secretary or Assistant Secretary of the Borrower and TSFC, respectively, together with an incumbency certificate as to the incumbency and genuine signatures of the officers of the Borrower and TSFC signing this Amendment.

	 (d) Evidence satisfactory to the Bank that the Convertible Preferred Stock and all warrants to acquire shares of the Borrower's Capital Stock which are held by Richard C. Blum & Associates, Inc. have been surrendered either simultaneously with or prior to the effectiveness of this Amendment.

	 (e) All other certificates, consents, opinions and other documents which may be reasonably requested by the Bank relating to the existence of the Borrower and TSFC, the corporate authority for and the validity of this Amendment, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

	 (f) Payment by the Borrower of a non-refundable amendment fee of $12,500.

	 17. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be but one and the same instrument. The execution of this Amendment will not become effective until counterparts hereof have been executed by all the parties hereto.

	 18. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to principles of conflicts of laws.



	 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.


				    TRIAD SYSTEMS CORPORATION

				    By: /s/ STANLEY F. MARQUIS
					----------------------
				    Its: Vice President Finance


				    TRIAD SYSTEMS FINANCIAL CORPORATION

				    By: /s/ STANLEY F. MARQUIS
					----------------------
				    Its: President


				    COMERICA BANK-CALIFORNIA
				    (formerly known as Plaza Bank of Commerce)

				    By: /s/ LORI EDWARDS
					----------------
				    Its: First Vice President





				 CONSENT



	WHEREAS, Triad Systems Corporation, a Delaware corporation (the "Borrower"), and Comerica Bank-California (formerly known as Plaza Bank of Commerce), a California banking corporation, entered into that certain Revolving Credit Loan Agreement dated as of June 30, 1992, as amended (the "Agreement");

	WHEREAS, the Agreement provided that "Permitted Indebtedness" shall include indebtedness represented by the Borrower's 12.25% Senior Notes due 1999 and Senior Floating Rate Notes due 1997 (collectively, the "Notes"), all is in effect on the Effective Date (as defined in the Agreement);

	WHEREAS, the Borrower proposes to amend certain terms of the Notes by entering into the First Supplemental Indenture between the Borrower and Chase Manhattan, N.A., as trustee dated as of March 31, 1995 and the First Supplemental Indenture between the Borrower and BankAmerica Trust Company of New York, as trustee, dated as of March 31, 1995, attached as Exhibits A and B, respectively (collectively, the "Supplemental Indentures");

	WHEREAS, the Bank is willing to consent to the amendment of the Notes pursuant to the Supplemental Indentures;

	NOW, THEREFORE, the Bank hereby consents to the amendments to the Notes pursuant to the terms of the Supplemental Indentures.


	IN WITNESS WHEREOF, the undersigned has executed this Consent this 31st day of March, 1995.


				   COMERICA BANK-CALIFORNIA


				   By: /s/ LORI EDWARDS
				       -----------------
				   Its: First Vice President



				  Exhibit 7



Number:  R                                  PRINCIPAL AMOUNT:  $
Cusip No.:  895818 AC 6


			    TRIAD SYSTEMS CORPORATION

		   AMENDED SENIOR FLOATING RATE NOTE DUE 1997



	Triad Systems Corporation, a Delaware corporation, for value received, promises to pay to _____________________________, a ______________
corporation, or registered assigns, the principal sum of ___________________ _______________________________ ($_______________) on August 1, 1997
together with interest and premium as described on the reverse hereof.

	IN WITNESS WHEREOF, Triad Systems Corporation has caused this instrument to be duly executed in its corporate name by a manual or facsimile signature of its President and Chief Financial Officer.

Dated:



TRUSTEE'S CERTIFICATE OF                  TRIAD SYSTEMS CORPORATION
  AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.
					  By:_____________________________
					     James R. Porter
					     President

THE CHASE MANHATTAN BANK, N.A.,
	as Trustee


By:_________________________              By:_____________________________
    Authorized Signature                     Stanley F. Marquis
					     Chief Financial Officer and
					     Treasurer



			      (REVERSE OF SECURITY)

		    AMENDED SENIOR FLOATING RATE NOTE DUE 1997


	1. Interest. Triad Systems Corporation, a Delaware corporation (the "Company"), promises to pay interest on the unpaid principal amount of this Security from August 3, 1992 (the "Original Issue Date") and such interest will be payable in arrears on each date (an "Interest Payment Date") which, except as provided below, is three calendar months after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, is three calendar months after the Original Issue Date and, in the case of the Interest Payment Date occurring in August 1997, shall be the final date of the maturity of this Security. The interest rate on this Security for each Interest Period (as defined below) will be determined by the agent appointed by the Company for such purpose, initially The Chase Manhattan Bank, N.A. (the "Calculation Agent"). If any Interest Payment Date would otherwise be a day which is not a Business Day (as defined in the Indenture),
(i) such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day and (ii) thereafter, each subsequent Interest Payment Date shall be the last Business Day of the third calendar month after the month on which the preceding Interest Payment Date shall have occurred. Interest on this Security will be payable quarterly on each Interest Payment Date and at maturity or upon redemption hereof.

	Interest payments on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. At maturity or upon redemption the interest payable will include interest accrued from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of maturity or redemption, as the case may be. The period beginning on and including the Original Issue Date and ending on and excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on and excluding the next succeeding Interest Payment Date is herein called an "Interest Period".

	The rate per annum at which interest shall accrue from time to time on the Securities (the "Interest Rate") shall be calculated by the Calculation Agent, in accordance with the following provisions:

	(i) On the second Business Day prior to the commencement of each Interest Period (the "Determination Date"), the Calculation Agent will determine the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 1/32 of 1%) of the offered rates at approximately
11:00 a.m., London time, for three-month Eurodollar deposits for the Interest Period concerned, which appear on the Reuters Screen LIBO Page, on such Determination Date. "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, the Interest Rate for such Interest Period shall be 3.05% per annum above such arithmetic mean as determined by the Calculation Agent.

	(ii) If fewer than two such offered rates appear on the Reuters Screen LIBO Page, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for three-month Eurodollar deposits for the Interest Period concerned to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Determination Date in question and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If at least two such quotations are provided, the Interest Rate for such Interest Period shall be 3.05% per annum above the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by the Calculation Agent, as determined by the Calculation Agent.

	(iii) If fewer than two such quotations are provided, the Calculation Agent will request three major banks in The City of New York, selected by the Calculation Agent, to provide the Calculation Agent with a quotation of the rate at which each such bank offered to leading European banks at approximately 11:00 a.m., New York City time, on that Determination Date for three-month loans in U.S. dollars for the Interest Period concerned and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. If the banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this paragraph, the Interest Rate for such Interest Period shall be 3.05 % per annum above the arithmetic mean (rounded as aforesaid) of the offered quotations obtained by the Calculation Agent, as determined by the Calculation Agent. If the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this paragraph, the Interest Rate in effect for the applicable period will be the Interest Rate in effect on such Determination Date.

	As soon as possible after 11:00 a.m., London time, on each Determination Date, the Calculation Agent shall determine the Interest Rate and calculate the amount of interest payable for the following Interest Period on each $100,000 principal amount of the Securities (the "Interest Amount"). The Interest Amount for each Interest Period shall be calculated by applying the Interest Rate to $100,000 and multiplying such amount by the number of actual days for which interest will accrue in the Interest Period divided by 360 and rounding the result to the nearest cent (with one-half cent being rounded upwards). The determination of the Interest Rate by the Calculation Agent shall (in the absence of willful default, bad faith or manifest error) be final and binding upon all parties.

	The Company shall pay interest on overdue principal at the Interest Rate in effect from time to time plus 2%; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

	2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the 15th day, immediately preceding each Interest Payment Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by federal funds bank wire transfer or interest by its check payable in such money. It or the Paying Agent may deliver any interest payment to a Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Transfer Restricted Securities pursuant to Section 2.15 of the Indenture (as defined below).

	3. Paying Agent and Registrar. Initially, The Chase Manhattan Bank, N.A. (the "Trustee"), will act as Paying Agent and Registrar. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

	4. Indenture. The Company issued the Securities under an Indenture dated as of August 1, 1992 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as amended from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $15,500,000. The Indenture limits, among other things, the incurrence of additional Funded Indebtedness (as defined in the Indenture), change of control, the payment of dividends, the incurrence of liens, certain transactions with affiliates, dividend and other payment restrictions affecting subsidiaries, sales of assets, property and subsidiary stock, material acquisitions and capital expenditures and requires the Company to maintain a minimum Consolidated Net Worth (as defined in the Indenture) and a minimum Fixed Charge Coverage Rate (as defined in the Indenture). The limitations are subject to a number of important qualifications and exceptions. Periodically, the Company must report to the Trustee and Holders on compliance with the limitations contained in the Indenture.

	5. Optional Redemption. The Company may redeem all or any of the Securities at any time, upon 30 days notice on or after August 1, 1993, at a redemption price of 100% of principal amount plus accrued interest to the redemption date; provided, however, that any such optional redemptions shall be in increments of $1,000,000 principal amount of Securities.

	6.   Mandatory Redemption.

	The Company will be required to redeem on August 1, 1995, and August 1, 1996, $3,750,000 and $5,875,000, respectively, of the principal amount of Securities at a redemption price of 100% of principal amount plus accrued interest to the redemption date. The amounts required to be redeemed hereunder shall be reduced by the amounts of any optional redemptions pursuant to paragraph 5 hereof, with any such optional redemptions being applied to reduce first the amount of the mandatory redemption on August 1, 1995 and second the amount of the mandatory redemption on August 1, 1996.

	7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, unless the Company defaults in making the redemption payment.

	8.   Offers to Purchase.

	(a) The Indenture provides that, subject to certain conditions, if the Company's Consolidated Net Worth is less than a certain specified amount, the Company will be obligated to offer to purchase up to 10% of the aggregate principal amount of Securities originally issued at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon.

	(b) The Indenture provides that, in the event of a Change of Control (as defined in the Indenture) the Company will be obligated to offer to purchase all of the Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued interest thereon.

	(c) The Indenture provides that, subject to certain conditions, in the event of certain asset and real property sales, the Company will be obligated to offer to purchase Specified Senior Indebtedness (as defined in the Indenture) on a pro rata basis by class of Specified Senior Indebtedness at a purchase price equal to 100% of the principal amount thereof plus accrued interest thereon with the net cash proceeds of such asset and real property sale.

	9. Denominations, Transfer. Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

	10. Persons Deemed Owners. The registered holder of a Security may be treated as the owner of it for all purposes.

	11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

	12. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Securityholder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency or to comply with Section 5.1. of the Indenture or to provide for uncertified Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

	13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named as the Company therein.

	14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least
25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

	15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

	16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

	17. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

	18. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TENANT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

	The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

	Triad Systems Corporation
	3055 Triad Drive
	Livermore, California 94550
	Attention:  Vice President, Finance


				ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below:
I or we assign and transfer this Security to _______________________________
____________________________________________________________________________
(insert assignee's social security or tax ID number)________________________ (print or type assignee's name address and zip code) and irrevocably appoint
____________________________________________________________________________
____________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.__________________________________________
____________________________________________________________________________

Date: _______________________ Your signature: ______________________________
					      (Sign exactly as your name
					      appears on the other side
					      of this Security.)



Signature Guarantee:  __________________________________




		      OPTION OF HOLDER TO ELECT PURCHASE

	If you wish to elect to have this Security purchased by the Company pursuant to the Indenture check here _________.
	If you wish to elect to have only part of this Security purchased by the Company pursuant to the Indenture, state the amount: $_________________.

Date: ______________________     Your Signature: ___________________________
						 (Sign exactly as your name
						  appears on the other side
						  of this Security.)


Signature Guarantee:  _________________________________



				  Exhibit 8


			    FOR IMMEDIATE RELEASE

			  Triad Systems Corporation




CONTACT:  Tim Mehren                                       No. 95-10
	  510 449-0606

	TRIAD COMPLETES EXCHANGE OF PREFERRED STOCK AND WARRANTS
LIVERMORE, Calif., March 31, 1995 -- Triad Systems Corporation
(NASDAQ: TRSC) today announced the completion of an exchange of all 1 million shares of preferred stock and associated warrants to purchase
3.5 million shares of common stock held by entities affiliated with Richard C. Blum & Associates, L.P., for $10 million cash and approximately 2.2 million shares of Triad common stock.

	Following the exchange, entities affiliated with Blum &
Associates hold approximately 13% of outstanding Triad common shares. Richard C. Blum will continue to serve on Triad's Board of Directors.

	The exchange eliminates $400,000 in preferred shares dividend payments in the current fiscal year and up to $2 million annually in future years. It also reduces by approximately 900,000 the number of common shares used when calculating earnings per share.

	"Importantly, the exchange was accomplished without our incurring any new debt, and removes another significant obligation created by our successful 1989 takeover defense," said Triad President and Chief Executive Officer James R. Porter. "It also solidifies our capital structure, eliminating the uncertainty related to the 3.5 million warrants and their eventual disposition."

	At December 31, 1994, Triad had reduced its debt obligation to below $35 million from its original $80 million.

	Triad creates specific information-management tools to meet the business needs of its served industries, providing customers at every tier of the Automotive Aftermarket and Hardlines and Lumber distribution chains with a growing complement of innovative
information solutions.
				   ###